TSCHOPP, WHITCOMB & ORR, P.A.
Certified Public Accountants
2600 Maitland Center Parkway • Suite 330 • Maitland, Florida 32751
Phone: (407) 875-2760 • Fax: (407) 875-2762

TSCHOPP, WHITCOMB & ORR, P.A.

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Passport Restaurants, Inc.

We hereby consent to the incorporation by reference in the Passport Restaurants, Inc. Registration Statement on Form SB-2, of our report dated March 29, 2007, relating to the consolidated financial statements of Passport Restaurants, Inc. filed with the United States Securities and Exchange Commission on December 11, 2007, and to the reference to our firm under the heading "Experts" therein.

Tschopp, Whitcomb & Orr, P.A.

Maitland, Florida
December 11, 2007